Exhibit 99.3

November 27, 2002


PFrank LLC
c/o Platinum Equity LLC
2049 Century Park East
Suite 2700
Los Angeles, California 90067

Platinum Equity LLC
2049 Century Park East

Suite 2700
Los Angeles, California 90067


Ladies and Gentlemen:

     Reference is made to certain Asset Purchase Agreement (the "Agreement"), of even date herewith, by and among ROHN Industries, Inc., a Delaware corporation (the "Company"), ROHN Construction, Inc., a Texas corporation, ROHN Products, Inc., an Indiana corporation, ROHN de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, ROHN Servicious, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, ROHN, Inc., an Alabama corporation, ROHN Installation Services, Inc., a Delaware corporation, PFrank LLC, a Delaware limited liability company ("Buyer"), and, solely for purposes of Sections 6.3, 6.5 and 10.14 thereof, Platinum Equity LLC, a Delaware limited liability company ("Guarantor"). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Agreement shall be used herein as therein defined.

     Reference is further made to Section 6.12 of the Agreement. Buyer hereby acknowledges and agrees that the Company shall have the right to (i) engage in discussions and negotiations and enter into agreements with the bank lenders (the "Lenders") under the Credit Agreement and the UNR Asbestos-Disease Claims Trust (the "Trust") for the sole purpose of seeking and securing their consent to and approval of the Agreement and the transactions contemplated thereby, including without limitation, the consent to and approval of the Trust, in its capacity as the majority stockholder of the Company, to the Agreement and the transactions contemplated thereby, and (ii) engage in discussions and negotiations with any Person regarding the sale, assignment, transfer or other disposition of any asset, provided that for purposes of this clause (ii), such discussions and negotiations shall be undertaken only with a view toward consummating a transaction in the event that the transactions contemplated by the Agreement cannot be consummated on or before December 31, 2002. Any actions referred to in clauses (i) and (ii) of the preceding sentence shall be deemed to be a "Liquidation Plan" within the meaning of the Agreement.

     Please indicate your agreement with the foregoing by executing this letter agreement on the appropriate lines below.

                                  ROHN INDUSTRIES, INC.
                                  ROHN CONSTRUCTION, INC.
                                  ROHN PRODUCTS, INC.
                                  ROHN DE MEXICO, S.A. DE C.V.
                                  ROHN SERVICIOUS, S.A. DE C.V.
                                  ROHN, INC.
                                  ROHN INSTALLATION SERVICES, INC.


                                  By:   /s/ Horace Ward
                                      --------------------------------
                                      Name:  Horace Ward
                                      Title:
                                      (for each of the foregoing entities)


Acknowledged and Agreed this
27th day of November, 2002

PFRANK LLC

By: /s/ William Foltz
   ---------------------------
   Name:  William Foltz
   Title:

PLATINUM EQUITY LLC


By: /s/ William Foltz
   ---------------------------
   Name:  William Foltz
   Title: